Adicet Bio Pipeline

Program	Target	Potential Indication	Discovery	Preclinical	IND-Enabling	Phase 1	Ph 2/3

Adicet wholly owned programs

Program	Target	Potential Indication
ADI-001	CD20	NHL
ADI-001	CD20	Autoimmune
ADI-270	CD70 (TGFβ-DNR)	RCC & Other ST / Heme
ADI-925*	Tumor stress ligands	Multiple Solid / Heme
ADI-xxx	PSMA (w/ Armor)	mCRPC

Partnered programs

Program	Target	Potential Indication	Partner
ADI-002+	GPC3	HCC	REGENERON

*ADI-925 is an engineered Chimeric Adapter (CAd) γδ1 T cell product candidate targeting stress ligands, including MICA/MICB & ULBP1-6, expressed on malignant cells. The company has reprioritized its clinical pipeline to focus on ADI-270.